                                                                   EXHIBIT 10.62

SUMMARY OF LEASE AGREEMENT, EFFECTIVE JULY 9, 2003, BETWEEN SHANGHAI LINKTONE CONSULTING CO., LTD. AND SHENYANG DAZHENG CONSTRUCTION SPECIAL TECHNOLOGY ENGINEERING CO., LTD.

Contracting Parties

Party A (the Lessor): Shenyang Dazheng Construction Special Technology
                      Engineering Co., Ltd.

Party B (the Tenant): Shanghai Linktone Consulting Co., Ltd. ,

Date of Signing

27th June, 2003

Property Description

Location:             Rm. 1006, 10/F Mingri Mansion, No.56 Nanjing Nan Street,
                      Heping District, Shenyang, P R China

Square footage:       31 m2

Type:                 office space

Term of Lease

Effective date: 9th July, 2003

Termination date: 8th July, 2004

Rent Amount

Renminbi 19,200.00 per year (including management fee, heating, water; electricity fee and public facility fee)

Major Obligations of either party

Lessor's obligations:

         -        the Lessor shall provide the tenement duly.

Tenant's obligations:

         - the Tenant shall pay the rent and air conditioning fee duly and completely.

         - the Tenant shall not change the main construction of the tenement without the Lessor's permission, and should keep the interior facilities in good condition. The

                  Tenant is liable for compensating for or repairing any damages to the tenement or the equipment due to its own incorrect use or other factitious causes.

Termination Events

Neither of the parties may terminate this agreement discretionarily in advance. If a party intends to terminate this agreement for any special reason, it should give the other party one month notice.

Security deposit

No security deposit

                                       2